EXHIBIT 99.1

                   INTEL REPORTS RECORD ANNUAL REVENUE AND EPS

Fourth Quarter Earnings Excluding Acquisition-Related Costs* $0.38 per share
                    Fourth Quarter Earnings Per Share $0.32



SANTA CLARA, Calif., Jan. 16, 2001 -- Intel Corporation today announced revenue for 2000 of $33.7 billion, up 15 percent from 1999, resulting in the company's fourteenth consecutive year of revenue growth. Fourth quarter revenue was $8.7 billion, up 6 percent from the fourth quarter of 1999, and approximately flat with the third quarter of 2000.

*Acquisition-related costs consist of one-time write-offs of purchased in-process research and development and the ongoing amortization of goodwill and other acquisition-related intangibles and costs. Intangibles include, for example, the value of the acquired companies' developed technology, trademarks and workforce-in-place. Earnings excluding acquisition-related costs differ from earnings presented according to generally accepted accounting principles because they exclude these costs.

     For 2000, net income excluding acquisition-related costs was $12.1 billion, up 49 percent from $8.1 billion in 1999. For 2000, earnings excluding acquisition-related costs were $1.73 per share, an increase of 48 percent from $1.17 in 1999.
     Including acquisition-related costs in accordance with generally accepted accounting principles, net income in 2000 was $10.5 billion, up 44 percent from $7.3 billion in 1999. For 2000, earnings per share were $1.51, up 44 percent from $1.05 in 1999.
     Acquisition-related costs in 2000 consisted of $109 million in one-time charges for purchased in-process research and development and $1.6 billion of amortization of goodwill and other acquisition-related intangibles and costs.
     For the fourth quarter, net income excluding acquisition-related costs was $2.6 billion, up 10 percent from the fourth quarter of 1999 and down 9 percent sequentially. Fourth quarter earnings excluding acquisition-related costs were $0.38 per share, an increase of 12 percent from $0.34 in the fourth quarter of 1999, and down 7 percent sequentially.
Including acquisition-related costs in accordance with generally accepted accounting principles, fourth quarter net income was $2.2 billion, up 4 percent from fourth quarter 1999 and down 13 percent sequentially. Earnings per share were $0.32, up 7 percent from $0.30 in the fourth quarter of 1999 and down 11 percent sequentially.
     Acquisition-related costs in the fourth quarter consisted of $18 million in one-time charges for purchased in-process research and development and $459 million of amortization of goodwill and other acquisition-related intangibles and costs.
     "This was a year of record annual revenue and earnings; yet, slowing economic conditions impacted fourth quarter growth and are causing near-term uncertainty," said Craig R. Barrett, president and chief executive officer. "Looking forward, we are confident in our business strategy and competitive position," he continued. "Our financial strength enables us aggressively to increase our current investments in capital and R&D spending to ensure future leadership and readiness with 0.13-micron process manufacturing, 300 mm technology and a strong product portfolio."
     During the quarter, the company announced the acquisition of the consulting group of Network Solutions Private Ltd. and closed the previously announced acquisition of Ziatech

Corporation. In 2000, the company acquired 16 companies and businesses for over $2.7 billion, primarily focused on expanding the company's networking, communications and wireless businesses.
     During the quarter, the company paid its quarterly cash dividend of $0.02 per share. The dividend was paid on Dec. 1, 2000, to stockholders of record on Nov. 7, 2000. Intel has paid a regular quarterly cash dividend for over eight years.
     During the quarter, the company repurchased a total of 22.8 million shares of common stock, at a cost of $1.0 billion, under an ongoing program. For the year, the company repurchased a total of 73.5 million shares at a total cost of $4.0 billion. Since the program began in 1990, the company has repurchased 1.4 billion shares at a total cost of $22.2 billion.


                              BUSINESS OUTLOOK
                              ----------------

     THE FOLLOWING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS. THESE STATEMENTS ARE FORWARD-LOOKING, AND ACTUAL RESULTS MAY DIFFER MATERIALLY. THESE STATEMENTS DO NOT INCLUDE THE POTENTIAL IMPACT OF ANY MERGERS, ACQUISITIONS OR OTHER BUSINESS COMBINATIONS THAT MAY BE COMPLETED AFTER DEC. 30, 2000.

CURRENT NEGATIVE TRENDS IN GLOBAL ECONOMIC CONDITIONS MAKE IT PARTICULARLY DIFFICULT AT PRESENT TO PREDICT PRODUCT DEMAND AND OTHER RELATED MATTERS.


** The company's best estimate given the high level of economic uncertainty is that revenue for the first quarter of 2001 will be down 15 percent, plus or minus several points, from fourth quarter revenue of $8.7 billion, due to seasonal factors and the impact of slowing worldwide economies.

** Gross margin percentage in the first quarter of 2001 is expected to be 58 percent, plus or minus a couple of points, down from 63 percent in the fourth quarter primarily due to lower revenue. The company's expectation for gross margin percentage for 2001 is uncertain at this time, however, it is the company's goal to at least equal first quarter gross margin percentage for the full year. In the short term, Intel's gross margin percentage varies primarily with revenue levels, product mix, changes in unit costs and timing of factory ramps and associated costs.

** Expenses (R&D, excluding in-process R&D, plus MG&A) in the first quarter of 2001 are expected to be approximately flat with fourth quarter expenses of $2.4 billion. The company continues to invest heavily in R&D for its future product roadmap and expansion into new networking and communications businesses. Expenses may vary from this expectation depending in part on the level of revenue and profits.

** R&D spending, excluding in-process R&D, is expected to be approximately $4.3 billion in 2001, up from $3.9 billion in 2000. The higher R&D spending is primarily for next generation manufacturing technology and product development.

** Capital spending for 2001 is expected to be approximately $7.5 billion, up from $6.7 billion in 2000. Despite near term uncertainty, the company will use its financial strength to invest for the future in key areas such as 0.13-micron process technology which will enable the company to produce new and more powerful microprocessors beginning later this year, and 300 mm process technology which is expected to lead to microprocessor unit cost reductions of approximately 30 percent in 2002 and beyond.

** The company expects gains from investments and interest and other income for the first quarter of 2001 to be approximately $180 million. This expectation assumes no net gains from the sale of equity investments, and will vary depending on equity market levels and volatility, the realization of expected gains on investments, including gains on investments acquired by third parties, interest rates, cash balances, mark-to-market of derivative instruments and assuming no unanticipated items

** The tax rate for 2001 is expected to be approximately 30.3 percent, excluding the impact of acquisition-related costs, down from 31.8 percent in 2000, primarily due to a change in the expected distribution of earnings among various tax jurisdictions.

** Depreciation is expected to be approximately $880 million in the first quarter, and $4.0 billion for the full year 2001.

** Amortization of goodwill and other acquisition-related intangibles and costs is expected to be approximately $455 million in the first quarter, and $1.8 billion for the full year 2001.

     The statements by Craig R. Barrett and the above statements contained in this Outlook are forward-looking statements that involve a number of risks and uncertainties. In addition to factors discussed above, among other factors that could cause actual results to differ materially are the following: business and economic conditions and growth in the computing industry in various geographic regions; changes in customer order patterns; changes in the mixes of microprocessor types and speeds, purchased components and other products; competitive factors, such as rival chip architectures and manufacturing technologies, competing software-compatible microprocessors and acceptance of new products in specific market segments; pricing pressures; development and timing of introduction of compelling software applications; insufficient, excess or obsolete inventory and variations in inventory valuation; continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments; execution of the manufacturing ramp; the ability to grow new networking, communications, wireless and other Internet-related businesses and successfully integrate and operate any acquired businesses; impact of events outside the United States such as the business impact of fluctuating currency rates or unrest or political instability in a locale, such as unrest in Israel; unanticipated costs or other adverse effects associated with processors and other products containing errata (deviations from published specifications); litigation involving antitrust, intellectual property, consumer and other issues; and other risk factors listed from time to time in the company's SEC reports, including but not limited to the report on Form 10-Q for the quarter ended Sept. 30, 2000 (Part I, Item 2, Outlook section).

STATUS OF BUSINESS OUTLOOK AND RELATED RISK FACTORS STATEMENTS

     Intel expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings Intel may reiterate the

Outlook published in this press release. At the same time, Intel will keep this press release and Outlook publicly available on its Web site (www.intc.com). Prior to the start of the Quiet Period (described below), the public can continue to rely on the Outlook on the Web site as still being Intel's current expectations on matters covered, unless Intel publishes a notice stating otherwise.
     Beginning Mar. 17, 2001, Intel will observe a "Quiet Period" during which the Outlook as provided in this press release and the company's quarterly report on Form 10-Q no longer constitute the company's current expectations. During the Quiet Period, the Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Intel representatives will not comment concerning Outlook or Intel's financial results or expectations. The Quiet Period will extend until the day when Intel's next quarterly Earnings Release is published, presently scheduled for April 17, 2001.

                               INTEL CORPORATION
                  CONSOLIDATED SUMMARY INCOME STATEMENT DATA
                   (In millions, except per share amounts)

                                          Three Months Ended         Twelve Months Ended
                                          ------------------         -------------------
                                          Dec. 30    Dec. 25         Dec. 30     Dec. 25
                                           2000       1999            2000        1999
                                          -------    -------         -------     -------
NET REVENUE                               $ 8,702    $ 8,212         $33,726     $29,389
                                          -------    -------         -------     -------
Cost of sales                               3,230      3,176          12,650      11,836
Research and development                      998        877           3,897       3,111
Marketing, general and administrative       1,421      1,105           5,089       3,872
Amortization of goodwill and other
  acquisition-related intangibles and costs   459        241           1,586         411
Purchased in-process research and
  development                                  18         59             109         392
                                          -------    -------         -------     -------
Operating costs and expenses                6,126      5,458          23,331      19,622
                                          -------    -------         -------     -------
OPERATING INCOME                            2,576      2,754          10,395       9,767
Gains on investments                          450        327           3,759         883
Interest and other                            349        181             987         578
                                          -------    -------         -------     -------
INCOME BEFORE TAXES                         3,375      3,262          15,141      11,228
Income taxes                                1,182      1,154           4,606       3,914
                                          -------    -------         -------     -------
NET INCOME                                $ 2,193    $ 2,108         $10,535     $ 7,314
                                          =======    =======         =======     =======

BASIC EARNINGS PER SHARE                  $  0.33    $  0.32         $  1.57     $  1.10
                                          =======    =======         =======     =======
DILUTED EARNINGS PER SHARE                $  0.32    $  0.30         $  1.51     $  1.05
                                          =======    =======         =======     =======
COMMON SHARES OUTSTANDING                   6,723      6,673           6,709       6,648
COMMON SHARES ASSUMING DILUTION             6,938      6,969           6,986       6,940

Note: Certain prior period amounts have been reclassified to conform with the current presentation.
  -------------------------------------------------------------------

PRO FORMA INFORMATION EXCLUDING
ACQUISITION-RELATED COSTS

The following pro forma supplemental information excludes the effect of amortization of goodwill and other acquisition-related intangibles and costs as well as in-process research and development. This pro forma information is not prepared in accordance with generally accepted accounting principles.

                                            Three Months Ended        Twelve Months Ended
                                            ------------------        -------------------
                                            Dec. 30    Dec. 25        Dec. 30     Dec. 25
                                              2000       1999          2000         1999
                                            -------    -------        -------     -------
Pro forma operating costs and expenses      $ 5,649    $ 5,158        $21,636     $18,819
Pro forma operating income                  $ 3,053    $ 3,054        $12,090     $10,570
Net income excluding acquisition-related
  costs                                     $ 2,627    $ 2,397        $12,082     $ 8,098
Basic earnings per share excluding
  acquisition-related costs                 $  0.39    $  0.36        $  1.80     $  1.22
Diluted earnings per share excluding
  acquisition-related costs                 $  0.38    $  0.34        $  1.73     $  1.17

                              INTEL CORPORATION
                   CONSOLIDATED SUMMARY BALANCE SHEET DATA
                                (In millions)

                                                    Dec. 30,          Sept. 30,          Dec. 25,
                                                     2000               2000              1999
                                                   ---------          ---------         ---------
CURRENT ASSETS
Cash and short-term investments                   $  13,823          $  14,007         $  11,788
Accounts receivable                                   4,129              4,574             3,700
Inventories:
  Raw materials                                         384                334               183
  Work in process                                     1,057                926               755
  Finished goods                                        800                676               540
                                                   ---------          ---------         ---------
                                                      2,241              1,936             1,478
Deferred tax assets and other                           957                993               853
                                                   ---------          ---------         ---------
  Total current assets                               21,150             21,510            17,819

Property, plant and equipment, net                   15,013             13,414            11,715
Marketable strategic equity securities                1,915              4,548             7,121
Other long-term investments                           1,797              1,770               790
Goodwill and other acquisition-related
  intangibles                                         5,941              6,163             4,934
Other assets                                          2,129              1,608             1,470
                                                   ---------          ---------         ---------
  TOTAL ASSETS                                    $  47,945          $  49,013         $  43,849
                                                   =========          =========         =========

CURRENT LIABILITIES
Short-term debt                                   $     378          $     336         $     230
Accounts payable and accrued liabilities              6,305              6,087             4,565
Deferred income on shipments to
  distributors                                          674                716               609
Income taxes payable                                  1,293              1,386             1,695
                                                   ---------          ---------         ---------
  Total current liabilities                           8,650              8,525             7,099
LONG-TERM DEBT                                          707                610               955
DEFERRED TAX LIABILITIES                              1,266              2,173             3,130
PUT WARRANTS                                              -                  -               130

STOCKHOLDERS' EQUITY
Common stock and capital in excess
  of par value                                        8,486              8,643             7,316
Other stockholders' equity                           28,836             29,062            25,219
                                                   ---------          ---------         ---------
  Total stockholders' equity                         37,322             37,705            32,535
                                                   ---------          ---------         ---------
  TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                            $  47,945          $  49,013         $  43,849
                                                   =========          =========         =========